Exhibit 99.1

West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345 mike.anderson@westpharma.com	Media: Schwartz Communication Liza Heapes 781-684-0770 westpharma@schwartz-pr.com	Investors and Financial Media: Financial Dynamics Julie Huang (212) 850-5628 wst@fd-us.com

West Pharmaceutical Services Completes Its Acquisition of The Tech Group

- Company will host conference call on Tuesday, May 24 at 9:00 am Eastern Time -

Lionville, PA, and Scottsdale, AZ May 20, 2005 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced that it has completed the acquisition of The Tech Group, Inc. on terms consistent with those described in the Companies’ earlier announcement of the transaction.

West will host a conference call to further discuss the business and financial implications of this acquisition on Tuesday, May 24, 2005 at 9:00 am Eastern Time. A live broadcast of the conference call will be available at the Company’s web site, http://www.westpharma.com/, in the “Investor” section. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the internet broadcast.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is the world’s premier manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. West’s customers include the world’s leading pharmaceutical, biotechnology, generic drug and medical device producers. Headquartered in Lionville, Pennsylvania, West Pharmaceutical Services supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at http://www.westpharma.com

About The Tech Group

Founded in 1967 and based in Scottsdale, AZ, The Tech Group offers contract manufacturing solutions for the medical and consumer industries. Its customers include leaders in the healthcare, packaging and consumer/technology industries.

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